EXHIBIT 10.1

ACCEPTANCE LETTER

April 12, 2011

CADIZ INC. 550 South Hope Street, Suite 2850 Los Angeles, CA 90071

Gentlemen:

This letter will confirm my acceptance of the position of President of Cadiz Inc. (the “Company”) effective upon your countersignature and return of this letter.

I acknowledge and agree that my agreement to serve as President of the Company, and the performance of my duties as President, shall be in addition to and not in lieu of any services which I may provide to the Company on behalf of the law firm of Brownstein Hyatt Farber and Schreck.

I further acknowledge and agree that in consideration of my agreement to serve as President of the Company and the provision of my services as President the Company shall, concurrently with the effectiveness of this Acceptance Letter, make a grant to me of options to purchase 100,000 shares of the common stock of the Company, all pursuant to and subject to the terms and conditions set forth in the Company’s 2009 Equity Incentive Plan (the “2009 Plan”).  With respect to the grant of such option, I hereby agree to execute and deliver such documentation as may be required under the 2009 Plan or as may be necessary or appropriate to ensure compliance with any applicable state or federal securities laws.

I further acknowledge that the terms of this Acceptance Letter may be required to be disclosed in, or filed as an exhibit to, the Company’s annual proxy statement or other reports filed publicly with the U.S. Securities and Exchange Commission (“SEC”).  I further acknowledge and agree that it is my responsibility to ensure that I comply with any disclosure and reporting requirements of the SEC related to my ownership in the Company.

If the foregoing accurately describes our arrangement, please sign, date and return to me a countersigned copy of this letter, whereupon my appointment shall be effective as of the date set forth below.

Very Truly Yours /s/ Scott S. Slater Scott S. Slater

ACKNOWLEDGED AND AGREED TO:

CADIZ INC., a Delaware corporation

By:	/s/ Keith Brackpool	Date:	April 12, 2011
Keith Brackpool
Chief Executive Officer